As filed with the Securities and Exchange Commission on April 12, 2005
                                                    Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                              VEOLIA ENVIRONNEMENT
             (Exact name of registrant as specified in its charter)

   France                                              Not Applicable
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                      Identification No.)


                              36/38, avenue Kleber
                                   75116 Paris
                                     France


          (Address of principal executive offices, including zip code)

                          -----------------------------
                       2001 Share Subscription Option Plan
                       2002 Share Subscription Option Plan
                       2003 Share Subscription Option Plan
                       2004 Share Subscription Option Plan

                           (Full titles of the plans)


               Veolia Water North America Operating Services, Inc
                              184 Schuman Boulevard
                              Naperville, IL 60563
                                 (630) 717-2236
 (Name, address and telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
           Title of                 Amount       Proposed Maximum    Proposed Maximum     Amount of
       Securities to be              to be      Offering Price Per      Aggregate        Registration
          Registered            Registered (1)        Share           Offering Price         Fee
-----------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value    697,192 (2)         $54.22 (6)       $37,801,751 (6)      $4,450
   (euro)5.0 per share            588,032 (3)         $33.26           $19,557,945          $2,302
                                  724,400 (4)         $24.95           $18,073,780          $2,128
                                  189,650 (5)         $31.91 (6)        $6,051,732 (6)      $  713
-----------------------------------------------------------------------------------------------------
             Total              2,199,274                                                   $9,593

-----------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional ordinary shares, nominal value (euro)5.0 per share (the "Ordinary Shares"), of Veolia Environnement (the "Registrant") which become issuable under any of the Registrant's plans registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

(2) Represents 697,192 Ordinary Shares subject to outstanding awards under the 2001 Share Subscription Option Plan.

(3) Represents 588,032 Ordinary Shares subject to outstanding awards under the 2002 Share Subscription Option Plan.

(4) Represents 724,400 Ordinary Shares subject to outstanding awards under the 2003 Share Subscription Option Plan.

(5) Represents 189,650 Ordinary Shares subject to outstanding awards under the 2004 Share Subscription Option Plan.

(6) Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the per share exercise price of the stock options, translated into U.S. dollars at the noon buying rate in New York City on March 29, 2005, for cable transfers in Euros as certified for customs purposes by the Federal Reserve Bank of New York on that date.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Annual Information.*



















* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.   Incorporation of Documents by Reference.

          The following documents previously filed with the Securities and Exchange Commission (the "SEC") by the Registrant are incorporated by reference in this Registration Statement:

          (a) the Registrant's Annual Report on Form 20-F (No. 001-15248), as filed with the SEC on June 28, 2004 (the "Annual Report on Form 20-F"), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest financial year for which such statements have been filed;

          (b) the description of the Registrant's Ordinary Shares set forth in
     Item 10 of the Registrant's Annual Report on Form 20-F, with the exception of the sections captioned "Material Contracts", "Exchange Controls", "Taxation", "Documents on Display", and "Enforceability Of Civil Liabilities Against Foreign Persons", including any amendment or report for the purpose of updating such description; and

          (c) the Registrant's reports on Form 6-K (File No. 001-15248), as furnished to the SEC on January 23, 2004, February 12, 2004, April 23, 2004, May 17, 2004 (relating to US Filter sale), May 24, 2004, May 25, 2004, July 23, 2004, July 30, 2004, August 2, 2004, September 20, 2004,
     September 27, 2004, October 12, 2004, November 8, 2004, November 22, 2004, December 21, 2004, February 7, 2005 and March 17, 2005.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. In addition, reports on Form 6-K deemed filed by the Registrant with the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are filed with the SEC.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   Description of Securities.

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel.

          The legality of the Ordinary Shares offered hereby has been passed upon for the Registrant by Mr. Alain Tchernonog, General Counsel, of the Registrant, who owns 115 Ordinary Shares and has options to subscribe 93,600 Ordinary Shares.

ITEM 6.   Indemnification of Directors and Officers.

          The Registrant maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act.

ITEM 7.   Exemption from Registration Claimed.

          Not applicable.

ITEM 8.   Exhibits.

          See attached exhibit list.

ITEM 9.   Undertakings.

          (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 12th day of April, 2005.

                                   VEOLIA ENVIRONNEMENT



                                   By: /s/ Henri Proglio
                                      ------------------------------------------
                                       Name:  Henri Proglio
                                       Title: Chairman of the Board and CEO

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mr. Henri Proglio, Mr. Jerome Contamine and Mr. Alain Tchernonog his true and lawful attorney-in-fact- and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file a Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Ordinary Shares of the Registrant and any and all amendments (including post-effective amendments) to any such Registration Statement on Form S-8 with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated.

Signature                                 Title                    Date
---------                                 -----                    ----

/s/ Henri Proglio                    Chairman and Chief
----------------------------         Executive Officer and
Henri Proglio                        Director

/s/ Daniel Bouton
----------------------------         Director
Daniel Bouton

/s/ Jacques Espinasse
----------------------------         Director
Jacques Espinasse

/s/ Paul-Louis Girardot
----------------------------         Director
Paul-Louis Girardot

/s/ Jean-Marc Espalioux
----------------------------         Director
Jean-Marc Espalioux

/s/ Francis Mayer
----------------------------         Director
Francis Mayer

/s/ Serge Michel
----------------------------         Director
Serge Michel

/s/ Georges Ralli
----------------------------         Director
Georges Ralli

/s/ Jerome Contamine                Senior Executive Vice
----------------------------        President; and Chief
Jerome Contamine                    Financial Officer


/s/ Pierre-Francois Riolacci
----------------------------         Group Finance Controller
Pierre-Francois Riolacci

/s/ T. Michael O'Brien
----------------------------         Authorized U.S.
T. Michael O'Brien                   Representative

                                  Exhibit Index


Exhibit
Number           Description

4.1 Registrant's Statuts (previously filed as Exhibit 1 to the Registrant's Annual Report on Form 20-F and incorporated herein by reference).

4.2*             2001 Share Subscription Option Plan.

4.3*             2002 Share Subscription Option Plan.

4.4*             2003 Share Subscription Option Plan.

4.5*             2004 Share Subscription Option Plan.

5.1* Opinion of Alain Tchernonog, General Counsel, as to the Legality of the Ordinary Shares.

23.1*            Consent of RSM Salustro Reydel
                 And of Barbier Frinault & Cie - Ernst & Young.

23.2*            Consent of Alain Tchernonog (contained in Exhibit 5.1).

24.1*            Powers of Attorney (included on the Signature Page).



---------------------------------
*        Filed herewith.